Exhibit 23
                                                                   ----------

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-17739) and in Registration Statement (Form S-8 No. 33-47358) pertaining to the Computer Data Systems, Inc. 1991 Long Term Incentive Plan of our report dated July 28, 1997, with respect to the consolidated financial statements of Computer Data Systems, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1997.


/s/ Ernst & Young LLP


Washington, D.C.
September 26, 1997